Exhibit 99.1

For immediate release

For more information, contact:
Investors, Rusty Fisher, 713-307-8770
Media, Janice Aston White, 713-307-8780

Endeavour announces executive retirement

Houston, TX – November 20, 2007 — Endeavour International Corporation (AMEX: END) announced today that H. Don Teague, executive vice president and general counsel, will retire from his position effective January 2, 2008.

“We appreciate Don’s efforts on behalf of Endeavour during the early stages of our company’s development,” said William L. Transier, chairman, chief executive officer and president. “He has been a valuable member of our executive team and played an integral role in our acquisition of producing assets in the United Kingdom and Norway. We wish him the very best during his retirement.”

Endeavour International Corporation is an international oil and gas exploration and production company focused on the acquisition, exploration and development of energy reserves in the North Sea. For more information, visit www.endeavourcorp.com.